Exhibit 21.1

                     SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.



Name                                                        Ownership Percentage
------                                                      --------------------

Georgia Corporations
--------------------

Columbus Bank and Trust Company(1)                                          100%

Commercial Bank                                                             100%

Commercial Bank & Trust Company of Troup County                             100%

Security Bank and Trust Company of Albany                                   100%

Sumter Bank and Trust Company                                               100%

The Coastal Bank of Georgia                                                 100%

First State Bank and Trust Company of Valdosta                              100%

The Cohutta Banking Company                                                 100%

Bank of Coweta                                                              100%

Citizens Bank and Trust of West Georgia(2)                                  100%

First Community Bank of Tifton                                              100%

CB&T Bank of Middle Georgia                                                 100%

Sea Island Bank                                                             100%

Citizens First Bank                                                         100%

The Citizens Bank                                                           100%


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Athens First Bank & Trust Company(3)                                        100%

Citizens & Merchants State Bank                                             100%

Bank of North Georgia                                                       100%

Georgia Bank & Trust                                                        100%

Charter Bank & Trust Co.                                                    100%

Total Technology Ventures, LLC                                               60%

Creative Financial Group, LTD                                               100%

Synovus Securities, Inc.                                                    100%

GLOBALT, Inc.                                                               100%


Alabama Corporations
--------------------

Synovus Financial Corp. of Alabama                                          100%

Community Bank & Trust of Southeast Alabama                                 100%

First Commercial Bank of Huntsville                                         100%

The Bank of Tuscaloosa                                                      100%

Sterling Bank                                                               100%

First Commercial Bank(4)                                                    100%

CB&T Bank of Russell County                                                 100%


Florida Corporations
---------------------

Quincy State Bank                                                           100%



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The Tallahassee State Bank(5)                                               100%

Bank of Pensacola                                                           100%

Vanguard Bank & Trust Company                                               100%

First Coast Community Bank                                                  100%

United Bank and Trust Company(6)                                            100%

United Bank of the Gulf Coast                                               100%

United Trust Company                                                        100%

EPW Investment Management, Inc.                                             100%

UFMB Corp.                                                                  100%


National Banking Associations
-----------------------------

The National Bank of Walton County (GA)                                     100%

Peachtree National Bank (GA)                                                100%

The First National Bank of Jasper (AL)(7)                                   100%

The National Bank of South Carolina (SC)(8)                                 100%

Mountain National Bank (GA)(9)                                              100%

pointpathbank, N.A. (GA)                                                    100%


Tennessee Corporations
-----------------------

The Bank of Nashville(10)                                                   100%



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(1)      Columbus Bank and Trust Company has one majority owned subsidiary,
         Total System Services, Inc., a Georgia corporation, and two wholly owned subsidiaries, Synovus Trust Company, N.A., a nationally chartered trust company, and Synovus Insurance Services of Georgia, Inc., a Georgia corporation. Total System Services, Inc. has five wholly owned subsidiaries, Columbus Depot Equipment Company, TSYS Canada, Inc., TSYS Total Debt Management, Inc., Columbus Productions, Inc. and ProCard, Inc., all of which are Georgia corporations but ProCard, Inc. ProCard, Inc. is a Delaware corporation. TSYS also holds a 50% interest in Vital Processing Services, LLC, a Delaware company, a 51.46% interest in GP Network Corporation, a Japanese corporation, and a 49% interest in Total System Services de Mexico, a Mexican corporation.

(2) Citizens Bank and Trust of West Georgia has one wholly owned subsidiary, Synovus Insurance Services of West Georgia, Inc., a Georgia corporation.

(3) Athens First Bank & Trust Company has one wholly owned subsidiary, Athena Service Corporation, a Georgia corporation.

(4) First Commercial Bank of Birmingham has four wholly owned subsidiaries, First Commercial Mortgage Corporation, First Commercial Credit Corporation, Synovus Mortgage Corp. and First Holdings, Inc., all of which are Alabama corporations. First Holdings, Inc. has two direct and indirect wholly owned subsidiaries, FCBDE Holdings, Inc., a Delaware corporation, and FCBIM Corp., a Georgia corporation.

(5) Tallahassee State Bank has one wholly owned subsidiary, Synovus Insurance Services of Florida, Inc., a Florida corporation.

(6) United Bank and Trust Company has two wholly owned subsidiaries, Giants Property, Inc. and Imaginative Investments, Inc., both of which are Florida corporations.

(7) First National Bank of Jasper has two wholly owned subsidiaries, Synovus Insurance Services of Alabama, Inc. and FNBJ Holdings, Inc., both of which are Alabama corporations. FNBJ Holdings, Inc. has two direct and indirect wholly owned subsidiaries, FNBJDE Holdings, Inc., a Delaware corporation, and FNBJIM Corp., a Georgia corporation.

(8) National Bank of South Carolina has two wholly owned subsidiaries, Synovus Insurance Services of South Carolina, Inc., a South Carolina corporation, and NBSC Holdings, Inc., a Delaware Corporation. NBSC Holdings, Inc. has one wholly owned subsidiary, NBSCIM Corp., a Georgia corporation.

(9) Mountain National Bank has one wholly owned subsidiary, Merit Leasing Corporation, a Georgia corporation.

(10) The Bank of Nashville has three wholly owned subsidiaries, BON Title Agency, Inc. and Machinery Leasing Company of North America, Inc., both of which are Tennessee corporations, and TBON Nevada Corporation, a Nevada corporation. TBON Nevada Corporation has one wholly owned subsidiary, Western Securities Management, Inc., a Nevada Corporation.